SUB-ITEM 77H

     MFS  SERIES TRUST I ON BEHALF OF:

     MFS  Core Growth Fund MFS Science and Technology Fund

     MFS  Japan Equity Fund

         As of February 28, 2001, entities beneficially owning more than 25% of any one Series' voting securities, thereby becoming controlling entities of such Series, are those entities as follows:

                                                                   % OF
                                                                   SHARES
SERIES                    OWNER AND ADDRESS                        OWNED
------                    -----------------                        -----
MFS Japan Equity Fund     MFS Fund Distributors, Inc.               98.58%
A Shares                  Mass Financial Services Company
                          Attn: Thomas B. Hastings
                          500 Boylston Street, Ste. 9
                          Boston, Massachusetts  02116-3740
---------------------------------------------- ----------------------
MFS Research Growth &    TRS MFS Defined Contribution Plan          26.28%
Income Fund              C/o Chris Charron
I Shares                 MFS Investment Management, Inc.
                         500 Boylston Street
                         Boston, MA 02116-3740
         ---------------------------------------------- -----------------------
MFS Core Growth Fund     TRS MFS Defined Contribution Plan           44.51%
I Shares                 C/o Chriss Charron
                         MFS Investment Management, Inc.
                         500 Boylston Street
                         Boston MA


MFS New Discovery Fund  Ohio Public Employees Deferred               32.97%
         ---------------------------------------------- ------------------------
MFS Global              MFS Service Center Inc                       100.00
Telecommunications      Audit Account Cash
Fund                    Corporate Actions 10th Fl
I Shares                Attn Paulette Cato
                        500 Boylston St
                        Boston MA 02116-3740


         As of February 28, 2001, there were no entities no longer beneficially owning more than 25% of any one Series' voting securities, thereby ceasing to be controlling entities of such Series, are as follows: